RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 PE CORPORATION

  (Originally incorporated November 16, 1998 under the name of The Perkin-Elmer
   Corporation, which name was subsequently changed to PE Corporation upon the filing of an amendment to the first Restated Certificate of Incorporation on
                               January 29, 1999)

                                   ARTICLE I.

                                      NAME

     The name of the corporation is Applera Corporation (the "Corporation").

                                   ARTICLE II.

                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                                   ARTICLE IV.

                                  CAPITAL STOCK

         Section 1. Authorization. The aggregate number of shares of stock which the Corporation shall have authority to issue is one billion two hundred thirty-five million (1,235,000,000) shares, of which one billion (1,000,000,000) shares shall be shares of a class of common stock designated as "Applera Corporation--Applied Biosystems Group Common Stock," having a par value of $0.01 per share (the "Applied Biosystems Stock"), two hundred twenty-five million (225,000,000) shares shall be shares of a class of common stock designated as "Applera Corporation--Celera Genomics Group Common Stock," having a par value of $0.01 per share (the "Celera Genomics Stock"), and ten million (10,000,000) shares shall be shares of a class of preferred stock having a par value of $.01 per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided. The Applied Biosystems Stock and the Celera Genomics Stock shall hereinafter collectively be called "Common Stock" and either shall sometimes be called a class of Common Stock. For purposes of this Article IV, references to the

"Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with Article V of the certificate of incorporation of the Corporation, and references to "the Certificate of Incorporation" shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time. Certain capitalized terms used in this Article IV, shall have the meanings set forth in Section 2.6 of this Article. For purposes of this
Article IV, the Applied Biosystems Stock, when issued, shall be considered issued in respect of the Applied Biosystems Group and the Celera Genomics Stock, when issued, shall be considered issued in respect of the Celera Genomics Group. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.

         Section 2. Common Stock. The voting powers, preferences and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this Section 2.

         Section 2.1 Dividends. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualifications or restrictions on either class of Common Stock created thereby, dividends may be declared and paid upon either class of Common Stock, upon the terms with respect to each such class, and subject to the limitations provided for below in this
Section 2.1, as the Board of Directors may determine.

         (a) Dividends on Applied Biosystems Stock. Dividends on Applied Biosystems Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Applied Biosystems Group Available Dividend Amount.

         (b) Dividends on Celera Genomics Stock. Dividends on Celera Genomics Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Celera Genomics Group Available Dividend Amount.

         (c) Discrimination in Dividends Between Classes of Common Stock. The Board of Directors, subject to the provisions of Sections 2.1(a) and 2.1(b), may at any time declare and pay dividends exclusively on Applied Biosystems Stock, exclusively on Celera Genomics Stock, or on both such classes, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to either Group, the amount of dividends previously declared on either class, the respective voting or liquidation rights of either class or any other factor.

         (d) Shares Distributions. Except as permitted by Sections 2.4(a) and 2.4(b), the Board of Directors may declare and pay dividends or distributions of shares of Applied Biosystems Stock or Celera Genomics Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Applied Biosystems Stock or Celera Genomics Stock) on shares of a class of Common Stock or shares of a class or series of preferred stock of the Corporation only as follows:

                  (i) dividends or distributions of shares of Applied Biosystems Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Applied Biosystems Stock) on shares of Applied Biosystems Stock or shares of preferred stock attributed to the Applied Biosystems Group;

                  (ii) dividends or distributions of shares of Celera Genomics Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Celera Genomics Stock) on shares of Celera Genomics Stock or shares of preferred stock attributed to the Celera Genomics Group; and

                  (iii) dividends or distributions of shares of Celera Genomics Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Celera Genomics Stock) on shares of Applied Biosystems Stock or shares of preferred stock attributed to the Applied Biosystems Group, but only if the sum of (1) the number of shares of Celera Genomics Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued) and (2) the number of shares of Celera Genomics Stock which are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed to the Applied Biosystems Group is less than or equal to the Number of Celera Genomics Designated Shares.

         Section 2.2 Voting Rights. (a) General. Except as otherwise provided by law, by the terms of any outstanding class or series of preferred stock of the Corporation or by any provision of the Certificate of Incorporation restricting the power to vote on a specified matter to other stockholders, the entire voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of the Certificate of Incorporation or By-laws of the Corporation, be entitled to vote, and both classes of Common Stock shall vote thereon together as a single class.

         (b) Number of Votes for each Class of Common Stock. On each matter to be voted on by the holders of both classes of Common Stock voting together as a single class, the number of votes per share of each class shall be as follows:

                  (i) each outstanding share of Applied Biosystems Stock shall have one vote; and

                  (ii) each outstanding share of Celera Genomics Stock shall have a number of votes (including a fraction of one vote) equal to the quotient (rounded to the nearest three decimal places) of the average Market Value of one share of Celera Genomics Stock during the 20-Trading Day Period ending on the tenth Trading Day prior to the record date for determining the stockholders entitled to vote, divided by the average Market Value of a share of Applied Biosystems Stock during such 20-Trading Day period.

Notwithstanding the foregoing, if shares of only one class of Common Stock are outstanding on the record date for determining the holders of Common Stock entitled to vote on any matter, then each share of that class shall be entitled to one vote and, if either class of Common Stock is entitled to vote as a separate class with respect to any matter, each share of that class shall, for purpose of such vote, be entitled to one vote on such matter.

         In addition to any provision of law or any provision of the Certificate of Incorporation entitling the holders of outstanding shares of Applied Biosystems Stock or Celera Genomics Stock to vote as a separate class, the Board of Directors may condition the approval of any matter submitted to stockholders on receipt of a separate vote of the holders of outstanding shares of Applied Biosystems Stock or Celera Genomics Stock.

         Section 2.3 Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any outstanding shares of preferred stock of the Corporation are entitled (regardless of the Group to which such shares of preferred stock were attributed), the holders of the Applied Biosystems Stock and Celera Genomics Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution to holders of Common Stock on a per share basis in proportion to the respective liquidation units per share of such class. Each share of Applied Biosystems Stock shall have one liquidation unit and each share of Celera Genomics Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of Celera Genomics Stock during the 20-Trading Day period ending on the 40th Trading Day after the effective date of this certificate of incorporation, divided by the average Market Value of one share of Applied Biosystems Stock during such 20-Trading Day period. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation or cause the dissolution of the Corporation, for purposes of this Section 2.3.

         If the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of Applied Biosystems Stock or Celera Genomics Stock, or declare a dividend in shares of either class to holders of such class, the per share liquidation units of either class of Common Stock specified in the preceding paragraph of this Section 2.3, as adjusted from time to time, shall be appropriately adjusted as determined by the Board of Directors, so as to avoid dilution in the aggregate, relative liquidation rights of the shares of any class of Common Stock.

         Section 2.4 Conversion or Redemption of the Common Stock. Applied Biosystems Stock is subject to conversion or redemption and Celera Genomics Stock is subject to conversion or redemption, in each case, upon the terms provided below in this Section 2.4; provided, however, that neither class of Common Stock may be converted or redeemed if the other class of Common Stock has been converted or redeemed in its entirety or notice thereof shall have been given as required by this Section 2.4.

         (a) Mandatory and Optional Conversion and Redemption of Applied Biosystems Stock Other Than for Applied Biosystems Subsidiary Stock. (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to the Applied Biosystems Group to one or more persons or entities (other than the Disposition (w) by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section 2.3, (x) of the properties and assets attributed to the Applied Biosystems Group as contemplated by Section 2.4(c) or otherwise to all holders of shares of Applied Biosystems Stock divided among such holders on a pro rata basis in accordance with the number of shares of Applied Biosystems Stock outstanding, (y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) in connection with a Related Business Transaction in respect of the Applied Biosystems Group), the Corporation shall, on or prior to the 95th Trading Day after the date of consummation of such Disposition (the "Disposition Date"), pay a dividend on Applied Biosystems Stock or redeem some or all of Applied Biosystems Stock or convert Applied Biosystems Stock into Celera Genomics Stock (or another class or series of common stock of the Corporation), all as provided by the following

Sections 2.4(a)(i)(1) and 2.4(a)(i)(2) and, to the extent applicable, by Section 2.4(f), as the Board of Directors shall have selected among such alternatives:

                  (1) provided that there are funds of the Corporation legally available therefor:

                  (A) pay to the holders of the shares of Applied Biosystems Stock a dividend pro rata in accordance with the number of shares of Applied Biosystems Stock held by each such holder, as the Board of Directors shall have declared subject to compliance with Section 2, in cash and/or in securities (other than a dividend of shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

                  (B) (I) subject to the last sentence of this Section 2.4(a)(i), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the Applied Biosystems Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(f)(iii), all outstanding shares of Applied Biosystems Stock in exchange for, on a pro rata basis, cash and/or for securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

                  (II) subject to the last sentence of this Section 2.4(a)(i), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the Applied Biosystems Group, redeem or exchange as of the Redemption Date determined as provided by
         Section 2.4(f)(iv) such number of whole shares of Applied Biosystems Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date closest to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash and/or securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such Fair Value of the Net Proceeds; or

                  (2) declare that each outstanding share of Applied Biosystems Stock shall be converted as of the Conversion Date determined as provided by Section 2.4(f)(v) into a number of fully paid and nonassessable shares of Celera Genomics Stock (or, if Celera Genomics Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than Applied Biosystems Stock) are then Publicly Traded, of such other class or series of the common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 2.4(f)(v)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Applied Biosystems Stock over the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date to the average Market Value of one share of Celera Genomics Stock (or such other class or series of common stock) over the same ten Trading Day period.

Notwithstanding the foregoing provisions of this Section 2.4(a)(i), the Corporation shall redeem shares of a class of Common Stock as provided by
Section 2.4(a)(i)(1)(B)(I) or (II) only if the amount to be paid in redemption of such stock is less than or equal to the Applied Biosystems Group Available Dividend Amount as of the Redemption Date.

         (ii) For purposes of this Section 2.4(a): (1) as of any date, "substantially all of the properties and assets" attributed to the Applied Biosystems Group shall mean a portion of such properties and assets (A) that represents at least 80% of the Fair Value of the properties and assets attributed to the Applied Biosystems Group as of such date or (B) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets attributed to the Applied Biosystems Group as of such date; (2) in the case of a Disposition of the properties and assets attributed to the Applied Biosystems Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and (3) the Board of Directors may pay any dividend or redemption price referred to in Section 2.4(a)(i) in cash, securities (other than shares of a class of Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

         (iii) The Board of Directors may at any time declare that each outstanding share of Applied Biosystems Stock shall be converted, as of the Conversion Date provided by Section 2.4(f)(v), into a number of fully paid and nonassessable shares of Celera Genomics Stock (or, if Celera Genomics Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Applied Biosystems Stock) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 2.4(f)(v)) equal to 110% of the Market Value Ratio of Applied Biosystems Stock to Celera Genomics Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by
Section 2.4(f)(v); provided that, if a Tax Event has occurred, such number of fully paid and nonassessable shares shall equal 100% of such ratio.

         (b) Mandatory and Optional Conversion and Redemption of Celera Genomics Stock Other Than for Celera Genomics Subsidiary Stock. (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to the Celera Genomics Group to one or more persons or entities (other than the Disposition (w) by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section 2.3, (x) of the properties and assets attributed to the Celera Genomics Group as contemplated by Section 2.4(d) or otherwise to all holders of shares of Celera Genomics Stock divided among such holders on a pro rata basis in accordance with the number of shares of Celera Genomics Stock outstanding,
(y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) in connection with a Related Business Transaction in respect of the Celera Genomics Group), the Corporation shall, on or prior to the 95th Trading Day after the date of consummation of such Disposition (the "Disposition Date"), pay a dividend on Celera Genomics Stock or redeem some or all of Celera Genomics Stock or convert Celera Genomics Stock into Applied Biosystems Stock (or another class or series of common stock of the Corporation), all as provided by the following Sections 2.4(b)(i)(1) and 2.4(b)(i)(2) and, to the extent applicable, by Section 2.4(f), as the Board of Directors shall have selected among such alternatives:

                  (1) provided that there are funds of the Corporation legally available therefor:

                  (A) pay to the holders of the shares of Celera Genomics Stock a dividend pro rata in accordance with the number of shares of Celera Genomics Stock held by each such holder, as the Board of Directors shall have declared subject to compliance with Section 2.1, in cash and/or in securities (other than a dividend of shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

                  (B) (I) subject to the last sentence of this Section 2.4(b)(i), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the Celera Genomics Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(f)(iii), all outstanding shares of Celera Genomics Stock in exchange for, on a pro rata basis, cash and/or for securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

                  (II) subject to the last sentence of this Section 2.4(b)(i), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the Celera Genomics Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(f)(iv) such number of whole shares of Celera Genomics Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date closest to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash and/or securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such product; or

                  (2) declare that each outstanding share of Celera Genomics Stock shall be converted as of the Conversion Date determined as provided by Section 2.4(f)(v) into a number of fully paid and nonassessable shares of Applied Biosystems Stock (or, if Applied Biosystems Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than Celera Genomics Stock) are then Publicly Traded, of such other class or series of the common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 2.4(f)(v)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Celera Genomics Stock over the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date to the average Market Value of one share of Applied Biosystems Stock (or such other class or series of common stock) over the same ten Trading Day period.

Notwithstanding the foregoing provisions of this Section 2.4(b)(i), the Corporation shall redeem shares of a class of Common Stock as provided by
Section 2.4(b)(i)(1)(B)(I) or (II) only if the amount to be paid in redemption of such stock is less than or equal to the Celera Genomics Group Available Dividend Amount as of the Redemption Date.

         (ii) For purposes of this Section 2.4(b): (1) as of any date, "substantially all of the properties and assets" attributed to the Celera Genomics Group shall mean a portion of such properties and assets (A) that represents at least 80% of the Fair Value of the properties and assets attributed to the Celera Genomics Group as of such date or (B) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets attributed to the Celera Genomics Group as of such date; (2) in the case of a Disposition of the properties and assets attributed to the Celera Genomics Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and (3) the Board of Directors may pay any dividend or redemption price referred to in
Section 2.4(b)(i) in cash, securities (other than shares of a class of Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

         (iii) The Board of Directors may at any time declare that each outstanding share of Celera Genomics Stock shall be converted, as of the Conversion Date provided by Section 2.4(f)(v), into a number of fully paid and nonassessable shares of Applied Biosystems Stock (or, if Applied Biosystems Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Celera Genomics Stock) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 2.4(f)(v)) equal to 110% of the Market Value Ratio of Celera Genomics Stock to Applied Biosystems Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by
Section 2.4(f)(v); provided that, if a Tax Event has occurred, such number of fully paid and nonassessable shares shall equal 100% of such ratio.

         (c) Redemption of Applied Biosystems Stock for Applied Biosystems Subsidiary Stock. At any time at which all of the assets and liabilities attributed to the Applied Biosystems Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, an "Applied Biosystems Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, redeem all of the outstanding shares of Applied Biosystems Stock, on a Redemption Date of which notice is delivered in accordance with Section 2.4(f)(vi), in exchange for all of the shares of common stock of each Applied Biosystems Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Applied Biosystems Subsidiary to be delivered to the holders of shares of Applied Biosystems Stock on the Redemption Date either directly or indirectly through the delivery of shares of another Applied Biosystems Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of Applied Biosystems Stock pro rata in accordance with the number of shares of Applied Biosystems Stock held by each such holder on such Redemption Date, each of which shares of common stock of such Applied Biosystems Subsidiary shall be, upon such delivery, fully paid and nonassessable.

         (d) Redemption of Celera Genomics Stock for Celera Genomics Subsidiary Stock. At any time at which all of the assets and liabilities attributed to the Celera Genomics Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "Celera Genomics Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, redeem all of the outstanding shares of Celera Genomics Stock, on a Redemption Date of which notice is delivered in accordance with Section 2.4(f)(vi), in exchange for all of the shares of common stock of each Celera Genomics Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Celera Genomics Subsidiary to be delivered to the holders of shares of Celera Genomics Stock on the Redemption Date either directly or indirectly through the delivery of shares of another Celera Genomics Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of Celera Genomics Stock pro rata in accordance with the number of shares of Celera Genomics Stock held by each such holder on such Redemption Date, each of which shares of common stock of such Celera Genomics Subsidiary shall be, upon such delivery, fully paid and nonassessable.

         (e) Treatment of Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of either Applied Biosystems Stock or Celera Genomics Stock are converted or redeemed, any share of such class of Common Stock that is to be issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible
Security:

                  (i) in the event the shares of such class of Common Stock outstanding on such Conversion Date were converted into shares of the other class of Common Stock (or another class or series of common stock of the Corporation) pursuant to Section 2.4(a)(i)(2), 2.4(a)(iii), 2.4(b)(i)(2) or 2.4(a)(iii), be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that number of shares of such class of Common Stock that were to be issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

                  (ii) in the event the shares of such class of Common Stock outstanding on such Redemption Date were redeemed pursuant to Section 2.4(a)(i)(1)(B)(I), 2.4(b)(i)(1)(B)(I), 2.4(c) or 2.4(d), be redeemed, to the extent of funds of the Corporation legally available therefor, for $.01 per share in cash for each share of such class of Common Stock that otherwise would be issued upon such conversion, exchange or exercise.

The provisions of the preceding sentence of this Section 2.4(e) shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class of Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

         (f) Notice and Other Provisions. (i) Not later than the 20th Trading Day following the consummation of a Disposition referred to in Section 2.4(a)(i) (in the case of Applied Biosystems Stock) or Section 2.4(b)(i) (in the case of Celera Genomics Stock), the Corporation shall announce publicly by press release
(1) the estimated Net Proceeds of such Disposition, (2) the number of shares outstanding of the class of Common Stock relating to the Group subject to such Disposition and (3) the number of shares of such class of Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 36th Trading Day and not later than the 40th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in Section 2.4(a)(i) or 2.4(b)(i), as the case may be, it has irrevocably determined to take in respect of such Disposition.

         (ii) If the Corporation determines to pay a dividend pursuant to
Section 2.4(a)(i)(1)(A) (in the case of Applied Biosystems Stock) or Section 2.4(b)(i)(1)(A) (in the case of Celera Genomics Stock), the Corporation shall, not later than the 40th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to the holders of shares of the class of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice, (2) the anticipated payment date of such dividend (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property to be paid as such dividend in respect of the outstanding shares of such class of Common Stock, (4) the Net Proceeds of such Disposition, (5) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

         (iii) If the Corporation determines to undertake a redemption pursuant to Section 2.4(a)(i)(1)(B)(I) (in the case of Applied Biosystems Stock) or
Section 2.4(b)(i)(1)(B)(I) (in the case of Celera Genomics Stock), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to the holders of shares of the class of Common Stock relating to the Group subject to the Disposition referred to in such Section and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such class of Common Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares of such class of Common Stock to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (6) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement to the effect that, except as otherwise provided by Section 2.4(f)(ix), dividends on shares of such class of Common Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

         (iv) If the Corporation determines to undertake a redemption pursuant to Section 2.4(a)(i)(1)(B)(II) (in the case of Applied Biosystems Stock) or
Section 2.4(b)(i)(1)(B)(II) (in the case of Celera Genomics Stock), the Corporation shall, not later than the 40th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to the holders of shares of the class of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice on which shares of such class of Common Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the number of shares of such class of Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (7) a statement that the Corporation will not be required to register a transfer of any shares of such class of Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, the Corporation shall cause a notice to be given to each holder of record of shares of such class of Common Stock to be redeemed setting forth (1) the number of shares of such class of Common Stock held by such holder to be redeemed, (2) a statement that such shares of such class of Common Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such class of Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to Section 2.4(f)(ix), dividends on such shares of such class of Common Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

         (v) If the Corporation determines to convert Applied Biosystems Stock into Celera Genomics Stock or Celera Genomics Stock into Applied Biosystems Stock (or, in either case, another class or series of common stock of the Corporation) pursuant to Section 2.4(a)(i)(2) or 2.4(a)(iii) (in the case of the conversion of Applied Biosystems Stock) or Section 2.4(b)(i)(2) or 2.4(b)(iii) (in the case of the conversion of Celera Genomics Stock), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date cause notice to be given to the holders of shares of the class of Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of such class of Common Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Common Stock (or another class or series of common stock of the Corporation) to be received with respect to each share of such class of Common Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such class of Common Stock, (5) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to Section 2.4(f)(ix), dividends on shares of such class of Common Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of such class of Common Stock upon such conversion if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
Section 2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

         (vi) If the Corporation determines to redeem shares of Applied Biosystems Stock pursuant to Section 2.4(c) or Celera Genomics Stock pursuant to
Section 2.4(d), the Corporation shall cause notice to be given to each holder of shares of such class of Common Stock to be redeemed and to the holders of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such class of Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of each Applied Biosystems Subsidiary or Celera Genomics Subsidiary, as applicable, (2) the Redemption Date, (3) the place or places where certificates for shares of the class of Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of each Applied Biosystems Subsidiary or Celera Genomics Subsidiary, as applicable, (4) a statement to the effect that, subject to Section 2.4(f)(ix), dividends on shares of such class of Common Stock being redeemed shall cease to be paid as of such Redemption Date,
(5) the number of shares of such class of Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of each Applied Biosystems Subsidiary or Celera Genomics Subsidiary, as applicable, upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4(f), if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45

Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

         (vii) If less than all of the outstanding shares of either class of Common Stock are to be redeemed pursuant to Section 2.4(a)(i)(1) (in the case of Applied Biosystems Stock) or Section 2.4(b)(i)(1) (in the case of Celera Genomics Stock), the shares to be redeemed by the Corporation shall be selected from among the holders of shares of such class of Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors to be equitable.

         (viii) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of either class of Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 2.4. If more than one share of either class of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If fractional shares of any capital stock or of any other securities would be required to be issued or distributed to the holders of either class of Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof (without interest).

         (ix) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of either class of Common Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of either class of Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such class of Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

         (x) Before any holder of shares of either class of Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such class of Common Stock pursuant to this Section 2.4, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of Common Stock deliver to the person for whose account such shares of Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 2.4(f)(viii), in each case without interest. If less than all of the shares of either class of Common Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such class of Common Stock not redeemed.

         (xi) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of either class of Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of Common Stock as required by Section 2.4(f)(x), to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by Section 2.4(f)(viii) (which shall be held by the Corporation for the holder of such shares of Common Stock that were redeemed until the receipt of certificates representing such shares of Common Stock as provided in Section 2.4(f)(x)) and rights to dividends as provided in Section 2.4(f)(ix), in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of a class of Common Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which such class of Common Stock was converted or redeemed until the surrender as required by this Section 2.4 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the certificates for a class of Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of such class of Common Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

         (xii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of either class of Common Stock pursuant to this Section 2.4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such class of Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

         (xiii) Neither the failure to mail any notice required by this Section
2.4 to any particular holder of a class of Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of a class of Common Stock or of Convertible Securities or the validity of any such conversion or redemption.

         (xiv) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section
2.4 as the Board of Directors shall determine to be appropriate.

         Section 2.5 Application of the Provisions of Article IV. (a) Certain Determinations by the Board of Directors. The Board of Directors shall make such determinations with respect to the businesses, assets, properties and liabilities to be attributed to the Groups, the application of the provisions of the Certificate of Incorporation to transactions to be engaged in by the Corporation and the voting powers, preferences and relative, participating, optional and other special rights of the holders of either class of Common Stock, and the qualifications and restrictions thereon, provided by the Certificate of Incorporation as may be or become necessary or appropriate to the exercise of such powers, preferences and relative, participating, optional and other special rights, including, without limiting the foregoing, the determinations referred to in this Section 2.5. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

                  (i) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Applied Biosystems Group or the Celera Genomics Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Applied Biosystems Group or the Celera Genomics Group or that an interest therein shall be partly for the benefit of the Applied Biosystems Group and partly for the benefit of the Celera Genomics Group and, accordingly, shall be attributed to the Applied Biosystems Group or the Celera Genomics Group, or partly to each, in accordance with Section 2.6(b) or 2.6(f), as the case may be.

                  (ii) Upon any issuance of any shares of Celera Genomics Stock at a time when the Number of Celera Genomics Designated Shares is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of Celera Genomics Stock so issued shall reduce the Number of Celera Genomics Designated Shares and the Number of Celera Genomics Designated Shares shall be adjusted accordingly.

                  (iii) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Celera Genomics Stock, if at the time such Convertible Securities are issued the Number of Celera Genomics Designated Shares is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of Celera Genomics Stock pursuant thereto shall, in whole or in part, reduce the Number of Celera Genomics Designated Shares and the Number of Celera Genomics Designated Shares shall be adjusted accordingly.

                  (iv) Upon any issuance of any shares of any class or series of preferred stock of the Corporation, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of preferred stock in the business of the Applied Biosystems Group or the Celera Genomics Group and any other relevant factors, the shares so issued entirely to the Applied Biosystems Group or entirely to the Celera Genomics Group or partly to the Applied Biosystems Group and partly to the Celera Genomics Group in such proportion as the Board of Directors shall determine.

                  (v) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of preferred stock of any class or series or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Applied Biosystems Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the Celera Genomics Group and, accordingly, how many of the shares of such class or series of preferred stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to the Applied Biosystems Group or the Celera Genomics Group.

         (b) Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 2.5, the provisions of Section 2.6(b) or 2.6(f) or any other provision of the Certificate of Incorporation, at any time when there are not outstanding both (i) one or more shares of Applied Biosystems Stock or Convertible Securities convertible into or exchangeable or exercisable for Applied Biosystems Stock and (ii) one or more shares of Celera Genomics Stock or Convertible Securities convertible into or exchangeable or exercisable for Celera Genomics Stock, the Corporation need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Applied Biosystems Group or the Celera Genomics Group or (B) make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Article, and in such circumstances the holders of the shares of Applied Biosystems Stock and Celera Genomics Stock outstanding, as the case may be, shall (unless otherwise specifically provided by the Certificate of Incorporation) be entitled to all the voting powers, preferences and relative, participating, optional and other special rights of both classes of Common Stock without differentiation between the Applied Biosystems Stock and the Celera Genomics Stock.

         (c) Board Determinations Binding. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 2.5 or otherwise in furtherance of the application of this Section 2 shall be final and binding on all stockholders.

         Section 2.6 Certain Definitions. As used in the Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section 2.6, a "contribution" or "transfer" of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

         (a) Applera Corporation Earnings (Loss) Attributable to the Applied Biosystems Group shall mean, for any period through any date, (i) the net income or loss of the Applied Biosystems Group for such period determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Applied Biosystems Group on a basis substantially consistent with attributions of income and expense made in the calculation of Applera Corporation Earnings (Loss) Attributable to the Celera Genomics Group, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes, increased by
(ii) the amount reducing Applera Corporation Earnings (Loss) Attributable to the Celera Genomics Group for such period pursuant to clause (ii) of Section 2.6(b).

         (b) Applera Corporation Earnings (Loss) Attributable to the Celera Genomics Group shall mean, for any period through any date, (i) the net income or loss of the Celera Genomics Group for such period determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Celera Genomics Group on a basis substantially consistent with attributions of income and expense made in the calculation of Applera Corporation Earnings (Loss) Attributable to the Applied Biosystems Group, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes, reduced by (ii) the aggregate amount of consolidated allowable tax benefits for federal income tax purposes generated by the Celera Genomics Group for such period which can not be utilized by the Celera Genomics Group but can be utilized by the Corporation on a consolidated basis for such period to the extent such amount was included in the calculation of net income or loss under clause (i) for such period ("Excludable Celera Tax Benefits") (provided that the amount referred to in clause (i) shall be reduced only to the extent the cumulative amount of Excludable Celera Tax Benefits from July 1, 1998 exceeds $75 million).

         (c) Applied Biosystems Group shall mean, as of any date:

                  (i) the interest of the Corporation or any of its subsidiaries on such date in all of the businesses, assets, properties and liabilities of the Corporation or any of its subsidiaries (and any successor companies), other than any businesses, assets, properties and liabilities attributed in accordance with this Article to the Celera Genomics Group;

                  (ii) all businesses, assets, properties and liabilities transferred to the Applied Biosystems Group from the Celera Genomics Group (other than in a transaction pursuant to Section 2.6(c)(iii)) pursuant to transactions in the ordinary course of business of the Applied Biosystems Group and the Celera Genomics Group or otherwise as the Board of Directors may have directed as permitted by the Certificate of Incorporation;

                  (iii) all properties and assets transferred to the Applied Biosystems Group from the Celera Genomics Group in connection with a reduction of the Number of Celera Genomics Designated Shares; and

                  (iv) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Applied Biosystems Group, as determined by the Board of Directors as contemplated by
         Section 2.5(a)(i);

provided that from and after any transfer of any assets or properties from the Applied Biosystems Group to the Celera Genomics Group, the Applied Biosystems Group shall no longer include such assets or properties so transferred.

         (d) Applied Biosystems Group Available Dividend Amount shall mean, on any date, either:

                  (x)(i) the amount equal to the fair market value of the total assets attributed to the Applied Biosystems Group less the total liabilities attributed to the Applied Biosystems Group (provided that preferred stock shall not be treated as a liability), in each case, as of such date and determined on a basis consistent with that applied in determining Applera Corporation Earnings (Loss) Attributable to the Applied Biosystems Group, minus (ii) the aggregate par value of, or any greater amount determined in accordance with applicable law to be capital in respect of, all outstanding shares of Applied Biosystems Stock and each class or series of preferred stock attributed in accordance with the Certificate of Incorporation to the Applied Biosystems Group, or

                  (y) in case the total amount calculated pursuant to clause (i) above is not a positive number, an amount equal to Applera Corporation Earnings (Loss) Attributable to the Applied Biosystems Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Notwithstanding the foregoing provisions of this Section 2.6(d), and consistent with Section 2.5(c), at any time when there are not outstanding both (i) one or more shares of Applied Biosystems Stock or Convertible Securities convertible into or exchangeable or exercisable for Applied Biosystems Stock and (ii) one or more shares of Celera Genomics Stock or Convertible Securities convertible into or exchangeable or exercisable for Celera Genomics Stock, the "Available Dividend Amount," on any calculation date during such time period, with respect to the Applied Biosystems Stock or the Celera Genomics Stock, as the case may be (depending on which of such classes of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for such class of Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

         (e) Available Dividend Amount shall mean, as the context requires, a reference to the Applied Biosystems Group Available Dividend Amount or the Celera Genomics Group Available Dividend Amount.

         (f) Celera Genomics Group shall mean, as of any date:

                  (i) the interest of the Corporation on such date in Celera Genomics Corporation, PE AgGen, Inc. and GenScope, Inc. (the "Celera Genomics Group Companies"), any successor companies, and all of the businesses, assets and liabilities of the Celera Genomics Group Companies and any subsidiaries thereof;

                  (ii) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the Celera Genomics Group, whether or not such assets or liabilities are or were also assets and liabilities of the Celera Genomics Group Companies;

                  (iii) all businesses, assets, properties and liabilities transferred to the Celera Genomics Group from the Applied Biosystems Group (other than in a transaction pursuant to Section 2.6(f)(iv)) pursuant to transactions in the ordinary course of business of the Celera Genomics Group and the Applied Biosystems Group or otherwise as the Board of Directors may have directed as permitted by the Certificate of Incorporation;

                  (iv) all properties and assets transferred to the Celera Genomics Group from the Applied Biosystems Group in connection with an increase in the Number of Celera Genomics Designated Shares; and

                  (v) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Celera Genomics Group, as determined by the Board of Directors as contemplated by Section 2.5(a)(i);

provided that from and after any transfer of any assets or properties from the Celera Genomics Group to the Applied Biosystems Group, the Celera Genomics Group shall no longer include such assets or properties so transferred.

         (g) Celera Genomics Group Available Dividend Amount shall mean, on any date, either:

                  (x)(i) an amount equal to the fair market value of the total assets attributed to the Celera Genomics Group less the total liabilities attributed to the Celera Genomics Group

         (provided that preferred stock shall not be treated as a liability), in each case, as of such date and determined on a basis consistent with that applied in determining Applera Corporation Earnings (Loss) Attributable to the Celera Genomics Group, minus (ii) the aggregate par value of, or any greater amount determined in accordance with applicable law to be capital in respect of, all outstanding shares of Celera Genomics Stock and each class or series of preferred stock attributed in accordance with the Certificate of Incorporation to the Celera Genomics Group, or

                  (y) in case the total amount calculated pursuant to clause (i) above is not a positive number, an amount equal to Applera Corporation Earnings (Loss) Attributable to the Celera Genomics Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Notwithstanding the foregoing provisions of this Section 2.6(g), and consistent with Section 2.5(c), at any time when there are not outstanding both (i) one or more shares of Applied Biosystems Stock or Convertible Securities convertible into or exchangeable or exercisable for Applied Biosystems Stock and (ii) one or more shares of Celera Genomics Stock or Convertible Securities convertible into or exchangeable or exercisable for Celera Genomics Stock, the "Available Dividend Amount," on any calculation date during such time period, with respect to the Applied Biosystems Stock or the Celera Genomics Stock, as the case may be (depending on which of such classes of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for such class of Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

         (h) Conversion Date shall mean the date fixed by the Board of Directors as the effective date for the conversion of shares of Applied Biosystems Stock into shares of Celera Genomics Stock (or another class or series of common stock of the Corporation) or of shares of Celera Genomics Stock into shares of Applied Biosystems Stock (or another class or series of common stock of the Corporation), as the case may be, as shall be set forth in the notice to holders of shares of the class of Common Stock subject to such conversion and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of the class of Common Stock subject to such conversion required pursuant to Section 2.4(f)(v).

         (i) Convertible Securities shall mean, as of any date, any securities of the Corporation or of any subsidiary thereof (other than shares of a class of Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of either class of Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events; provided that securities shall only be Convertible Securities in respect of the number of shares of Common Stock into or for which such securities are then convertible, exchangeable or exercisable.

         (j) Disposition shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).

         (k) Fair Value shall mean, (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

         (l) Group shall mean, as of any date, the Applied Biosystems Group or the Celera Genomics Group, as the case may be.

         (m) Market Capitalization of any class or series of capital stock on any date shall mean the product of (i) the Market Value of one share of such class or series of capital stock on such date and (ii) the number of shares of such class or series of capital stock outstanding on such date.

         (n) Market Value of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the Nasdaq National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value; provided that, for purposes of determining the "Market Value" of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

         (o) Market Value Ratio of Applied Biosystems Stock to Celera Genomics Stock as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Celera Genomics Stock (or another class or series of common stock of the Corporation, if so provided by Section 2.4(a)(iii) because Celera Genomics Stock is not then Publicly Traded) to be issued in respect of a share of Applied Biosystems Stock upon a conversion of Applied Biosystems Stock into Celera Genomics Stock (or another class or series of common stock of the Corporation) in accordance with Section 2.4(a)(iii), the numerator of which shall be the average Market Value of one share of Applied Biosystems Stock during the 20-Trading Day period ending on such date and the denominator of which shall be the average Market Value of one share of Celera Genomics Stock (or such other common stock) during the 20-Trading Day period ending on such date.

         (p) Market Value Ratio of Celera Genomics Stock to Applied Biosystems Stock as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Applied Biosystems Stock (or another class or series of common stock of the Corporation, if so provided by Section 2.4(b)(iii) because Applied Biosystems Stock is not then Publicly Traded) to be issued in respect of a share of Celera Genomics Stock upon a conversion of Celera Genomics Stock into Applied Biosystems Stock (or another class or series of common stock of the Corporation) in accordance with Section 2.4(b)(iii) the numerator of which shall be the average Market Value of one share of Celera Genomics Stock during the 20-Trading Day period ending on such date and the denominator of which shall be the average Market Value of one share of Applied Biosystems Stock (or such other common stock) during the 20-Trading Day period ending on such date.

         (q) Net Proceeds shall mean, as of any date with respect to any Disposition of any of the properties and assets attributed to the Applied Biosystems Group or the Celera Genomics Group, as the case may be, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (i) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to Section 2.4(a)(i)(1)(A), 2.4(a)(i)(1)(B), 2.4(b)(i)(1)(A)
or 2.4(b)(i)(1)(B), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to such Group. For purposes of this definition, any properties and assets attributed to the Group, the properties and assets of which are subject to such Disposition, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

         (r) Number of Celera Genomics Designated Shares shall be, as of the date of effectiveness of the Certificate of Incorporation, zero; provided, however, that the "Number of Celera Genomics Designated Shares" shall from time to time thereafter be:

                  (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the Celera Genomics Stock or any dividend or other distribution of shares of Celera Genomics Stock to holders of shares of Celera Genomics Stock or any reclassification of Celera Genomics Stock;

                  (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by (1) the number of shares of Celera Genomics Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included in the Number of Celera Genomics Designated Shares,
         (2) the number of shares of Celera Genomics Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Celera Genomics Designated Shares, (3) the number of shares of Celera Genomics Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Applied Biosystems Stock, (4) the number of shares of Celera Genomics Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Applied Biosystems Stock, and (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the Celera Genomics Group to the Applied Biosystems Group in consideration for a reduction in the Number of Celera Genomics Designated Shares divided by (B) the average Market Value of one share of Celera Genomics Stock during the 20-Trading Day period ending on the date immediately prior to the date of such transfer; and

                  (iii) increased by the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the Fair Value of properties or assets (including cash) theretofore attributed as provided by Section 2.6(c) to the Applied Biosystems Group that are contributed to the Celera Genomics Group in consideration of an increase in the Number of Celera Genomics Designated Shares divided by
         (B) the average Market Value of one share of Celera Genomics Stock during the 20-Trading Day period ending on the date immediately prior to the date of such contribution.

         (s) Publicly Traded with respect to any security shall mean that such security is (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or listed on The Nasdaq Stock Market (or any successor market system).

         (t) Redemption Date shall mean the date fixed by the Board of Directors as the effective date for a redemption of shares of either class of Common Stock, as set forth in a notice to holders thereof required pursuant to Section 2.4(f)(iii), (iv), (v) or (vi).

         (u) Related Business Transaction means any Disposition of all or substantially all the properties and assets attributed to the Applied Biosystems Group or the Celera Genomics Group, as the case may be, in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is engaged primarily or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors.

         (v) Tax Event shall mean the receipt by the Corporation of an opinion of tax counsel to the Corporation experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an applicable legislative committee or the chair thereof in such laws or by an administrative agency in such regulations), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (i) the Corporation or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either Applied Biosystems Stock or Celera Genomics Stock or (ii) either Applied Biosystems Stock or Celera Genomics Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, tax counsel shall assume that any legislative or administrative proposals will be adopted or enacted as proposed.

         (w) Trading Day shall mean each weekday other than any day on which the relevant class of common stock of the Corporation is not traded on any national securities exchange or listed on The Nasdaq Stock Market or in the over-the-counter market.

         Section 3. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in the Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of the Certificate of Incorporation, for each such series the number of shares constituting such series and the designation and the voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by the Board of Directors or a duly authorized committee thereof under the DGCL.

                                   ARTICLE V.

                               BOARD OF DIRECTORS

         Section 1. Number of Directors. The number of directors shall be fixed by resolution of the Board of Directors, but shall not be less than three nor more than thirteen. Election of directors need not be by written ballot, unless so provided in the By-laws of the Corporation.

         Section 2. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors selected as provided by law and the Certificate of Incorporation and the By-laws of the Corporation. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

                  (a) adopt, amend, alter, change or repeal By-laws of the Corporation;

                  (b) subject to the By-laws as from time to time in effect, determine the rules and procedures for the conduct of the business of the Board of Directors and the management and direction by the Board of Directors of the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, or authorize the appointment of, and empower officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, and the manner of conducting, Board meetings, as well as other notice requirements for, and the manner of taking, Board action; and

                  (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the DGCL and the Certificate of Incorporation and By-laws of the Corporation.

                                   ARTICLE VI.

                               STOCKHOLDER ACTIONS

         Section 1. Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, the President or the Secretary of the Corporation.

         Section 2. Written Consents. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent in lieu of a meeting of such holders, provided that such consent must be signed by all the holders of all outstanding shares of the Corporation's capital stock entitled to vote thereon.

                                  ARTICLE VII.

                      LIMITATION ON LIABILITY OF DIRECTORS

         No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                  ARTICLE VIII.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation of the Corporation in any manner permitted by the DGCL and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, and except as may otherwise be provided in the Certificate of Incorporation, any such amendment, alteration, change or repeal shall require approval of both (i) the Board of Directors by the affirmative vote of a majority of the members then in office and (ii) the holders of a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates, integrates and amends the provisions of the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, has been executed by William B. Sawch, its Senior Vice President, this 29th day of November, 2000, and shall be effective as of 12:01 a.m. on the 30th day of November, 2000.

                                              PE CORPORATION

                                              By:  /s/ William B. Sawch
                                                 ------------------------------
                                                   Name: William B. Sawch
                                                   Title: Senior Vice President